Exhibit 99.6

CLASS 4.1 MASTER BALLOT

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS MASTER BALLOT.

REDBACK NETWORKS INC.,

Debtor.

300 HOLGER WAY

SAN JOSE, CA 95134

Tax ID No. 77-0438443

MASTER BALLOT FOR ACCEPTING OR REJECTING

PREPACKAGED PLAN OF REORGANIZATION OF REDBACK NETWORKS INC.

TO BE FILED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

MASTER BALLOT FOR VOTING CLASS 4.1 SUBORDINATED NOTE CLAIMS

(5% Convertible Subordinated Notes due April 1, 2007 (CUSIP # 757209AB7))

THE VOTING DEADLINE BY WHICH YOUR MASTER BALLOT MUST BE RECEIVED BY THE BALLOT AGENT IS 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 30, 2003, UNLESS EXTENDED BY REDBACK. IF YOUR MASTER BALLOT IS NOT RECEIVED BY THE BALLOT AGENT ON OR BEFORE THE VOTING DEADLINE, THE VOTES REPRESENTED BY YOUR MASTER BALLOT WILL NOT BE COUNTED.

This Master Ballot is to be used by you, as a broker, bank, or other nominee, or as proxy holder or agent (each of the foregoing, a “Nominee”), for beneficial owners of 5% Convertible Subordinated Notes due April 1, 2007 (the “Subordinated Notes”) issued by Redback Networks Inc. (“Redback”), to transmit the votes of such Subordinated Note owners to accept or reject the prepackaged plan of reorganization (the “Plan”), which is being proposed by Redback pursuant to Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Plan is described in, and included as Exhibit C to, the Prospectus/Disclosure Statement, dated                          , 2003 (the “Prospectus”), which accompanies this Master Ballot. The claims of the beneficial owner in respect of the Subordinated Notes have been classified as Class 4.1 Claims under the Plan. All subclasses of claims in Class 4 will vote together as one class. Before you transmit such votes, please review the Prospectus carefully, including the voting procedures explained under the caption “The Prepackaged Plan of Reorganization—The Prepackaged Plan of Reorganization Solicitation.”

A plan of reorganization can generally be confirmed by the Bankruptcy Court, and thereby made binding upon all claim and equity interest holders, if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims who vote in each class of claims that is entitled to vote on the Plan, and by the holders of two-thirds of the number of shares of common stock and other equity interests who vote in each class of equity interests that is entitled to vote on the Plan, and if it otherwise satisfies the requirements of Section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained from all classes entitled to vote, the Bankruptcy Court may nonetheless confirm the Plan pursuant to the “cram down” provisions of Section 1129(b) so long as (i) at least one class of claims has voted to accept the Plan, (ii) the Bankruptcy Court finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and (iii) the Plan otherwise satisfies the requirements of Section 1129(b) of the Bankruptcy Code. Since certain junior classes of Redback’s equity interest holders, consisting of holders of “below market” stock options and warrants,

CLASS 4.1 MASTER BALLOT

will not be entitled to receive a distribution under the Plan, those junior classes of interests will be deemed to have rejected the Plan. Consequently, in order to approve the Plan Redback will be seeking to take advantage of the “cram down” provisions of Section 1129(b), at least with respect to those junior classes of interests. A description of the requirements of Section 1129(b) is included in the Prospectus under the caption “The Prepackaged Plan of Reorganization—Confirmation of the Prepackaged Plan of Reorganization Without Acceptance by All Classes of Impaired Claims and Interests.”

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. YOU MUST COMPLETE, SIGN, AND DATE THIS MASTER BALLOT, AND RETURN IT SO THAT IT IS RECEIVED BY THE BALLOT AGENT ON OR BEFORE THE VOTING DEADLINE OF 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 30, 2003, OR SUCH LATER TIME IF THE VOTING DEADLINE IS EXTENDED BY REDBACK. IF THIS MASTER BALLOT IS NOT COMPLETED, SIGNED, AND TIMELY RECEIVED BY THE BALLOT AGENT, THE VOTES TRANSMITTED BY THIS MASTER BALLOT WILL NOT BE COUNTED.

[Master Ballot Code]

Item 1.	Certification of Authority to Vote. The undersigned certifies that as of the September 26, 2003 voting record date (the “Voting Record Date”), the undersigned (please check the applicable box):

☐	Is a broker, bank, or other authorized nominee for the beneficial owners of the aggregate principal amount of Subordinated Notes listed in Item 2 below, and is the registered holder of such securities, or

☐	Is acting under a power of attorney and/or agency (a copy of which will be provided upon request) granted by a broker, bank, or other nominee that is the registered holder of the aggregate principal amount of Subordinated Notes listed in Item 2 below, or

☐	Has been granted a proxy (an original of which is attached hereto) from a broker, bank, or other nominee, or a beneficial owner, that is the registered holder of the aggregate principal amount of Subordinated Notes listed in Item 2 below, and, accordingly, has full power and authority to vote to accept or reject the Plan on behalf of the beneficial owners of the Subordinated Notes described in Item 2 below.

CLASS 4.1 MASTER BALLOT

Item 2.	Class 4.1 (Subordinated Note Claims) Vote. The undersigned transmits the following votes of beneficial owners in respect of their Subordinated Notes, and certifies that the following beneficial owners of Subordinated Notes, as identified by their respective customer account numbers set forth below, are beneficial owners of such securities as of the Voting Record Date and have delivered to the undersigned, as Nominee, Ballots casting such votes. (Indicate in the appropriate column the aggregate principal amount voted for each account, or attach such information to this Master Ballot in the form of the following table. Please note: each beneficial owner must vote all of his, her, or its Class 4.1 Subordinated Note Claims either to accept or reject the Plan, and may not split such vote.):

Your Customer Account Number for Each Beneficial Owner of Subordinated Notes	Principal Amount of Subordinated Notes Voted to ACCEPT the Plan		Principal Amount of Subordinated Notes Voted to REJECT the Plan	Checked Opt Out from Grant of Releases [Yes/No]

1.	$	OR	$

2.	$	OR	$

3.	$	OR	$

4.	$	OR	$

5.	$	OR	$

6.	$	OR	$

7.	$	OR	$

8.	$	OR	$

9.	$	OR	$

10.	$	OR	$

TOTALS	$		$

Item 3.	Certification As to Transcription of Information From Item 3 Of Beneficial Owner Class 4.1 Ballots as to Other Subordinated Notes Voted by Beneficial Owners. The undersigned certifies that the undersigned has transcribed in the following table the information, if any, provided by beneficial owners in Item 3 of the Class 4.1 Ballots provided by beneficial owners of the Subordinated Notes, identifying any other Subordinated Notes for which such beneficial owners have submitted other Ballots:

TRANSCRIBE INFORMATION FROM ITEM 3 OF BENEFICIAL OWNER CLASS 4.1 BALLOTS

YOUR customer account number for each beneficial owner who completed Item 3 of the Beneficial Owner Class 4.1 Ballot	Account Number of Other Account Identified by Beneficial Owner	Name and Address of Record Holder or Nominee of Other Account (if applicable) Identified by Beneficial Owner	Principal Amount of Other Subordinated Notes Voted	Checked Opt Out from Grant of Releases [Yes/No]

1.

2.

3.

4.

5.

6.

7.

8.

9.

CLASS 4.1 MASTER BALLOT

Item 4.	Certification. By signing this Master Ballot, the undersigned certifies that each beneficial owner of Subordinated Notes listed in Item 2, above, has been provided with a copy of the Prospectus, including the exhibits thereto, and acknowledges that the solicitation of votes is subject to all the terms and conditions set forth in the Prospectus. By returning this Master Ballot, the undersigned shall be deemed to have made such further certifications as are set forth in the Prospectus under the caption “The Prepackaged Plan of Reorganization—The Prepackaged Plan of Reorganization Solicitation—Certifications.”

Name of Broker, Bank, or Other Nominee:

(Print or Type)

Name of Proxy Holder or Agent for Broker, Bank, or Other Nominee (if applicable):

(Print or Type)

Social Security or Federal Tax I.D. No.:

(If Applicable)

Signature:

By:

(If Appropriate)

Title:

(If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number:

Date Completed:

THIS MASTER BALLOT MUST BE RECEIVED BY THE BALLOT AGENT, BY 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 30, 2003, OR SUCH LATER TIME IF THE VOTING DEADLINE IS EXTENDED BY REDBACK, FOR THE VOTES TRANSMITTED HEREBY TO BE COUNTED.

THIS MASTER BALLOT IS ONLY USED TO VOTE UPON THE PREPACKAGED PLAN OF REORGANIZATION AND MAY NOT BE USED IN CONNECTION WITH THE EXCHANGE OFFER REFERENCED IN THE PROSPECTUS.

CLASS 4.1 MASTER BALLOT

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

VOTING DEADLINE:

The Voting Deadline is 12:00 Midnight, New York City Time, on October 30, 2003, unless extended by Redback. To have the vote of your customers count, you must complete, sign, and return this Master Ballot so that it is received by the Ballot Agent, The Altman Group, Inc., on or before the Voting Deadline.

Please return the Master Ballot as follows:

By Registered or Certified Mail:	By Hand or Overnight Delivery:	By Facsimile Transmission:
The Altman Group P.O. Box 238 Lyndhurst, NJ 07071	The Altman Group 1275 Valley Brook Avenue Lyndhurst, NJ 07071	(201) 460-0050 Note: If you transmit your master ballot via facsimile, please also return the original as soon as possible.

For telephone assistance, please contact The Altman Group at (800) 467-0671.

HOW TO VOTE:

If you are both the registered owner and beneficial owner of any principal amount of Subordinated Notes and you wish to vote such Subordinated Notes, you may complete, execute, and return to the Ballot Agent either a Ballot or a Master Ballot.

If you are transmitting the votes of any beneficial owners of Subordinated Notes other than yourself, you should:

1.	Deliver, or have your agent deliver, an individual Class 4.1 Ballot to the beneficial owner, along with the Prospectus and other materials requested to be forwarded, and take the necessary actions to enable such beneficial owner to (i) complete and execute such Class 4.1 Ballot voting to accept or reject the Plan, and (ii) return the completed, executed Class 4.1 Ballot to you in sufficient time to enable you to complete the Master Ballot and deliver it to the Ballot Agent before the Voting Deadline; and

2.	With respect to all Class 4.1 Ballots returned to you, you must properly complete the Master Ballot, as follows:

a.	Check the appropriate box in Item 1 on the Master Ballot;

b.	Indicate the votes to accept or reject the Plan in Item 2 on the Master Ballot, as transmitted to you by the beneficial owners of Subordinated Notes. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner, or if no such customer account number exists, please assign a number to each account (making sure to retain a separate list of each beneficial owner and the assigned number). IMPORTANT: BENEFICIAL OWNERS MAY NOT SPLIT THEIR VOTES. EACH BENEFICIAL OWNER MUST VOTE ALL HIS, HER, OR ITS SUBORDINATED NOTES EITHER TO ACCEPT OR REJECT THE PLAN. IF ANY BENEFICIAL OWNER HAS ATTEMPTED TO SPLIT SUCH VOTE, PLEASE CONTACT THE BALLOT AGENT IMMEDIATELY. Any Class 4.1 Ballot or Master Ballot which is validly executed but which does not indicate acceptance or rejection of the Plan by the indicated beneficial owner or which impermissibly attempts to split a vote will not be counted;

CLASS 4.1 MASTER BALLOT

c.	Indicate whether the beneficial owner elected to opt out of granting the releases contained in the Plan;

d.	Transcribe the information requested in Item 3 from Item 3 of the Class 4.1 Ballots provided to you by your beneficial owners;

e.	Review the certification in Item 4 of the Master Ballot;

f.	Sign and date the Master Ballot, and provide the remaining information requested;

g.	If additional space is required to respond to any item on the Master Ballot, please use additional sheets of paper clearly marked to indicate the applicable Item of the Master Ballot to which you are responding;

h	Contact the Ballot Agent to arrange for delivery of the completed Master Ballot to its offices; and

i.	Deliver the completed, executed Master Ballot so that it is actually received by the Ballot Agent on or before the Voting Deadline. For each completed Class 4.1 Ballot returned to you by a beneficial owner, retain such original signed Class 4.1 Ballot in your files. You may be required by the Bankruptcy Court to produce such ballots if it is necessary to verify the votes on the Plan, the identity of the beneficial owner or the decision to opt out of any release by the beneficial owner.

PLEASE NOTE:

This Master Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Plan. Holders should not surrender, at this time, certificates representing their securities. The Ballot Agent will not accept delivery of any such certificates surrendered together with this Master Ballot. Surrender of securities for exchange may only be made by you, and will only be accepted pursuant to a letter of transmittal which will be furnished to you by Redback following confirmation of the Plan by the United States Bankruptcy Court.

No Class 4.1 Ballot or Master Ballot shall constitute or be deemed a proof of claim or proof of equity interest or an assertion of a claim or equity interest.

No fees or commissions or other remuneration will be payable to any broker, dealer, or other nominee of any beneficial owner for soliciting or obtaining the vote of such beneficial owner on the Plan. We will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Class 4.1 Ballots and other enclosed materials to the beneficial owners of Subordinated Notes held by you as a nominee or in a fiduciary capacity.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF REDBACK OR THE BALLOT AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN EXCEPT FOR THE STATEMENTS CONTAINED IN THE PROSPECTUS AND ACCOMPANYING DOCUMENTS.

IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, PROSPECTUS OR OTHER RELATED MATERIALS PLEASE CALL THE BALLOT AGENT AT (800) 467-0671.